As filed with the Securities and Exchange Commission on February 10, 2006.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	41-0617000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUPERVALU INC.

11840 Valley View Road

Eden Prairie, Minnesota 55344

(Address of principal executive offices) (Zip Code)

SUPERVALU INC. 2002 STOCK PLAN

(Full title of the plan)

Warren E. Simpson, Esq.

Senior Corporate Counsel & Assistant Secretary

11840 Valley View Road

Eden Prairie, Minnesota 55344

(Name and address of agent for service)

(952) 828-4000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock ($1.00 par value)	9,000,000 shares	$31.355	$282,195,000.00	$30,195.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average high and low prices of the Registrant’s Common Stock, as reported on the Consolidated Transaction Reporting System of the New York Stock Exchange on February 9, 2006.

SUPERVALU INC. 2002 Stock Plan

The contents of the registration statement on Form S-8 bearing registration number 333-100915, are incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on February 10, 2006.

SUPERVALU INC. (Registrant)

By	/s/ Jeffrey Noddle
Jeffrey Noddle
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeffrey Noddle Jeffrey Noddle	Chairman, Chief Executive Officer (principal executive officer); Director	February 10, 2006

/s/ Pamela K. Knous Pamela K. Knous	Executive Vice President, Chief Financial Officer (principal financial and accounting officer)	February 10, 2006

/s/ David M. Oliver David M. Oliver	Vice President, Controller	February 10, 2006

/s/ Irwin Cohen Irwin Cohen	Director

2

/s/ Ronald E. Daly Ronald E. Daly	Director

/s/ Lawrence A. Del Santo Lawrence A. Del Santo	Director

/s/ Susan E. Engel Susan E. Engel	Director

/s/ Edwin C. Gage Edwin C. Gage	Director

/s/ Garnett L. Keith, Jr. Garnett L. Keith, Jr.	Director

/s/ Charles M. Lillis Charles M. Lillis	Director

/s/ Marissa T. Peterson Marissa T. Peterson	Director

/s/ Steven S. Rogers Steven S. Rogers	Director

*	Executed this 10th day of February, 2006, on behalf of the indicated Directors by Warren E. Simpson, duly appointed Attorney-in-Fact.

By:	/s/ Warren E. Simpson
Warren E. Simpson

3

EXHIBIT INDEX

5	Opinion and consent of Warren E. Simpson, Esq.

23.1	Consent of KPMG LLP

23.2	Consent of Warren E. Simpson, Esq. (Included in Exhibit 5)

24	Power of Attorney